As filed with the Securities and Exchange Commission on November 28, 2000

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the Securities

Exchange Act of 1934 (Amendment No.   )

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[ ] Preliminary Proxy Statement	[ ]Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))

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MuniHoldings California Insured Fund, Inc.

P.O. Box 9011 Princeton, New Jersey 08543-9011

(Name of Registrant as Specified In Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than Registrant)

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MUNIHOLDINGS CALIFORNIA INSURED FUND, INC.
MUNIHOLDINGS CALIFORNIA INSURED FUND V, INC.

Dear Stockholder:

      You are being asked to consider a transaction involving the Funds listed above. The transaction is a reorganization in which MuniHoldings California Insured Fund, Inc. will acquire a similar fund, MuniHoldings California Insured Fund V, Inc.

      On December 13, 2000, each Fund will hold its Annual Meeting of Stockholders at which the Reorganization will be considered. The Reorganization must be approved by the holders of Auction Market Preferred Stock of MuniHoldings California Insured Fund, Inc. as well as by the holders of both Auction Market Preferred Stock and the holders of Common Stock of MuniHoldings California Insured Fund V, Inc. A joint proxy statement and prospectus that provides information about the proposed Reorganization and about each Fund was previously mailed to you. A Question and Answer sheet that addresses frequently asked questions is enclosed with this letter.

      You are being asked to approve the Agreement and Plan of Reorganization between the Funds pursuant to which MuniHoldings California Insured Fund, Inc. will acquire substantially all of the assets and assume substantially all of the liabilities of MuniHoldings California Insured Fund V, Inc. in exchange for newly issued shares of Common Stock and newly issued shares of an existing series of Auction Market Preferred Stock of MuniHoldings California Insured Fund, Inc. These shares will be distributed by MuniHoldings California Insured Fund V, Inc. to its stockholders so that holders of its Common Stock will receive Common Stock in MuniHoldings California Insured Fund, Inc. and holders of its Auction Market Preferred Stock will receive Auction Market Preferred Stock in MuniHoldings California Insured Fund, Inc. as described in the joint proxy statement and prospectus.

      The Board of Directors of each Fund has reviewed the proposed Reorganization and recommends that you vote FOR the proposed Reorganization.

Sincerely,

Alice A. Pellegrino Secretary MuniHoldings California Insured Fund, Inc.

Jodi M. Pinedo Secretary MuniHoldings California Insured Fund V, Inc.

Enclosure

      In this Question and Answer Sheet, we will refer to MuniHoldings California Insured Fund, Inc. as California Insured and MuniHoldings California Insured Fund V, Inc. as California Insured V.

Q.	Why am I receiving this proxy?

A.	As a stockholder of California Insured or California Insured V, you are being asked to consider a transaction in which California Insured will acquire substantially all the assets and assume substantially all the liabilities of California Insured V. This transaction is referred to in this question and answer sheet as the Reorganization. The Reorganization requires the approval of the holders of Auction Market Preferred Stock ("AMPS") of California Insured and the holders of Common Stock and AMPS of California Insured V.

Q.	Who is receiving this proxy?

A.	Those receiving this proxy are: (1) the holders of AMPS of California Insured, (2) the holders of AMPS of California Insured V, and (3) the holders of Common Stock of California Insured V. The Reorganization requires the vote of these stockholders. The Reorganization does not require the vote of the holders of Common Stock of California Insured.

Q.	Which Fund will be the surviving fund and which Fund will be the acquired fund in the Reorganization?

A.	California Insured will be the surviving fund (the "Surviving Fund") and California Insured V will be the acquired fund.

Q.	Will the Reorganization change my privileges as a stockholder?

A.	Your privileges as a stockholder will not change in any substantial way as a result of the Reorganization. In addition, the stockholder services available to you after the Reorganization will be substantially the same as the stockholder services currently available to you.

Q.	How will the Reorganization affect stockholders?

A.	Stockholders should consider the following:

•	After the Reorganization, each Fund’s stockholders will be invested in a fund with an increased level of net assets with substantially similar investment objectives and policies.

•	After the Reorganization, the holders of Common Stock of the Surviving Fund are expected to experience

•	greater efficiency and flexibility in portfolio management

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•	a more liquid market for shares of Common Stock

•	a lower anticipated aggregate operating expense ratio (the ratio of operating expenses to total fund assets) than either Fund prior to the Reorganization. The estimated costs of the Reorganization, however, are expected to result in a reduction in net asset value that is expected to be recovered after the Reorganization because of the anticipated lower operating expense ratio.

Q.	If I own shares of Common Stock of California Insured V, will I own the same number of shares of Common Stock of California Insured after the Reorganization as I currently own?

A.	No. You will receive shares of Common Stock of California Insured with the same aggregate net asset value as the shares of Common Stock of California Insured V that you own on the business day prior to the closing date of the Reorganization (the “Valuation Date”). The number of shares you receive will depend on the relative net asset values of the shares of Common Stock of the Funds on that date. For example, let us assume that you own 10 shares of Common Stock of California Insured V. If the net asset value of the California Insured V Common Stock on the Valuation Date is $6 per share, and the net asset value of the California Insured Common Stock on the Valuation Date is $12 per share, you will receive 5 shares of California Insured’s Common Stock in the Reorganization. The aggregate net asset value of your investment will not change. (10 California Insured V shares x $6 = $60; 5 California Insured shares x $12 = $60.)

Thus, if on the Valuation Date the net asset value of the Common Stock of California Insured is higher than the net asset value of the Common Stock of California Insured V, you will receive fewer shares of California Insured Common Stock in the Reorganization than you held in California Insured V before the Reorganization. On the other hand, if the net asset value of the Common Stock of California Insured is lower than the net asset value of the Common Stock of California Insured V, you will receive a greater number of shares of California Insured Common Stock in the Reorganization. The aggregate net asset value of your shares after the Reorganization will be the same as before the Reorganization.

Q.	I currently hold Auction Market Preferred Stock of California Insured V. After the Reorganization, what will I hold?

A.	If prior to the Reorganization you hold	After the Reorganization you will hold:

	California Insured V Series A AMPS	California Insured Series B AMPS

You will receive shares of California Insured’s Series B AMPS with the same aggregate liquidation preference as the shares of AMPS of California Insured V that you currently hold. Since each share of AMPS of both Funds has a $25,000 liquidation preference, the holders of AMPS of California Insured V will receive one share of California Insured Series B AMPS for each share they currently hold. The auction and dividend payment dates for the California Insured Series B AMPS that you will receive in the Reorganization will be different from the auction and dividend payment dates for the California Insured V Series A AMPS. This will not adversely affect the value of your investment.

Q.	Should I send in my stock certificates now?

A.	No. After the Reorganization is completed, we will send holders of Common Stock of California Insured V written instructions for exchanging their stock certificates. California Insured V stockholders should exchange their stock certificates after the Reorganization promptly in order to continue to receive dividend payments on their shares. Dividends declared will accrue but payments will not be made until the stock certificates for California Insured V Common Stock are surrendered and exchanged for stock certificates of the Surviving Fund. Stockholders of California Insured will keep their stock certificates.

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Holders of AMPS will not be required to surrender their stock certificates. All exchanges of AMPS will be accomplished by book entry.

Q.	What are the tax consequences for stockholders?

A.	The Reorganization is structured as a tax-free transaction so that the completion of the Reorganization itself will not result in Federal income tax liability for stockholders of either Fund, except for taxes on any cash received for a fractional share of Common Stock. The Funds have applied for a private letter ruling from the Internal Revenue Service with respect to the tax treatment of the Reorganization.

Q.	Who will manage the Surviving Fund after the Reorganization?

A.	Fund Asset Management L.P. serves as the manager for the Funds and will be the manager of the Surviving Fund after the Reorganization. The portfolio of California Insured is managed by Walter C. O'Connor and Robert A. DiMella. The portfolio of California Insured Fund V is managed by Mr. O'Connor. After the Reorganization, the portfolio of the Surviving Fund will be managed by Messrs. O'Connor and DiMella.

Q.	Will there be a Stockholders’ Meeting for each Fund?

A.	Yes, the Annual Meeting of Stockholders (the “Meeting”) for each Fund will be held on December 13, 2000, at 800 Scudders Mill Road, Plainsboro, New Jersey at the time specified below.

Fund	Time

California Insured	9:00 a.m.

California Insured V	9:30 a.m.

Q.	Why is my vote important?

A.	Approval of the Reorganization requires the affirmative vote of (i) stockholders representing a majority of the outstanding shares of Common Stock and AMPS of California Insured V, voting as a single class, and a majority of the outstanding AMPS of California Insured V, voting as a separate class, and (ii) stockholders representing a majority of the outstanding shares of California Insured AMPS, voting as a separate class. For purposes of any vote, a quorum consists of one-third of the shares of Common Stock and AMPS entitled to vote at the Meeting. The Board of Directors of each Fund urges every stockholder to vote. Please read all proxy materials thoroughly before casting your vote.

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Q.	How can I vote?

A.	You may vote by signing and returning your proxy card in the enclosed postage-paid envelope. You may also vote your shares on the Internet at http://www.proxyvote.com until 4:00 p.m. on December 12, 2000. Or refer to the “800” number printed on your voting instruction form. On the Internet you will be asked for a control number that you received in your proxy mailing. You may also vote in person at the Annual Meeting of Stockholders. If you submitted a proxy by mail, by telephone or on the Internet, you may withdraw it at the Meeting and then vote in person at the Meeting or you may submit a superseding proxy by mail, by telephone or on the Internet.

Q.	Have the Funds retained a proxy solicitation firm?

Yes, each Fund has hired Shareholder Communications Corporation to assist in the solicitation of proxies for the Meeting. While the Funds expect most proxies to be returned by mail, the Funds may also solicit proxies by telephone, fax, telegraph or personal interview.

Q.	What if there are not enough votes to reach a quorum by the scheduled meeting date?

A.	In order to ensure that we receive enough votes, we may need to take further action. We or our proxy solicitation firm may contact you by mail or telephone. Therefore, we encourage stockholders to vote as soon as they review the enclosed proxy materials to avoid additional mailings or telephone calls. If enough shares are not represented at either Annual Meeting of Stockholders to achieve the necessary quorum, or if the necessary quorum is present but there are not sufficient votes to approve the proposal by the time of the Annual Meeting of Stockholders on December 13, 2000, such Annual Meeting may be adjourned to permit further solicitation of proxy votes.

Q.	What is the Board’s recommendation?

A.	The Board of Directors of each Fund believes the Reorganization is in the best interests of the Fund and its stockholders. It encourages stockholders to vote FOR the Reorganization.

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